UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):                                                   August 31, 2007

              Regal-Beloit Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including Zip code)

           (608) 364-8800
(Registrant’s telephone number)

           Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                Completion of Acquisition or Disposition of Assets.

On August 31, 2007, Regal Beloit Corporation (the “Company”) completed the acquisition of the Fasco Residential & Commercial and Asia/Pacific electric motor and blower businesses (the “Fasco Acquired Businesses”) from Tecumseh Products Company (the “Seller”).  The acquisition was effected pursuant to a Purchase Agreement, dated as of July 3, 2007, among the Company, the Seller and certain affiliates of the Seller.

In the acquisition, the Company acquired selected assets and assumed certain current liabilities in the United States and Mexico associated with the Seller’s Residential & Commercial business and the stock of entities that constitute the Seller’s Asia/Pacific business.  The Fasco Acquired Businesses manufacture and market electric motors and blower systems for a variety of air moving applications, including alternative fuels systems, water heaters, heating, ventilating and air conditioning (HVAC) systems and other commercial segments.  The Fasco Acquired Businesses do not include the Seller’s Automotive/Specialty motor business. As consideration for the Fasco Acquired Businesses, the Company paid approximately $220 million in cash and assumed limited current liabilities of the Fasco Acquired Businesses.  The purchase price is subject to post-closing adjustment based on the net working capital of the Fasco Acquired Businesses at closing, as set forth in the Purchase Agreement.  The Company financed the cash purchase price with proceeds from its previously announced private placement of senior notes. The purchase price that the Company paid for the Fasco Acquired Businesses was determined on the basis of arm’s length negotiations between the parties. There is no material relationship between the Seller and the Company or any of its affiliates, directors or officers or any of their associates.

 The Purchase Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Purchase Agreement set forth above is qualified in its entirety by reference to the Purchase Agreement filed as an exhibit hereto.

Item 8.01.                Other Events.

On September 4, 2007, the Company announced that it had acquired all of the capital stock of Jakel Incorporated on August 31, 2007.  Jakel Incorporated manufactures and markets electric motors and blower systems for a variety of air moving applications similar to the Fasco Acquired Businesses.

Item 9.01.                Financial Statements and Exhibits.

(a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Exhibits. The following exhibit is being filed herewith:

2.1	Purchase Agreement, dated as of July 3, 2007, by and among Regal Beloit Corporation, Tecumseh Products Company, Fasco Industries, Inc. and Motores Fasco de Mexico, S. de R.L. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL BELOIT CORPORATION

Date: September 7, 2007	By:	/s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL BELOIT CORPORATION
Exhibit Index to Report on Form 8-K
Dated August 31, 2007

Exhibit Number	Exhibit Description
2.1	Purchase Agreement, dated as of July 3, 2007, by and among Regal Beloit Corporation, Tecumseh Products Company, Fasco Industries, Inc. and Motores Fasco de Mexico, S. de R.L. de C.V.#

#The schedules and exhibits to this document have not been filed with the Securities and Exchange Commission. The Company agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.